As filed with the Securities and Exchange Commission on August 21, 2015

Form S-8 Registration No. 333-190797

Form S-8 Registration No. 333-168998

Form S-8 Registration No. 333-168997

Form S-8 Registration No. 333-155959

Form S-8 Registration No. 333-155958

Form S-8 Registration No. 333-139959

Form S-8 Registration No. 333-138191

Form S-8 Registration No. 333-105914

Form S-8 Registration No. 333-97005

Form S-8 Registration No. 333-90954

Form S-8 Registration No. 333-53502

Form S-8 Registration No. 333-38174

Form S-8 Registration No. 333-79921

Form S-8 Registration No. 333-37145

Form S-8 Registration No. 333-32977

Form S-8 Registration No. 033-55629

Form S-8 Registration No. 033-54387

Form S-8 Registration No. 033-52389

Form S-8 Registration No. 033-50688

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration No. 333-190797

Form S-8 Registration No. 333-168998

Form S-8 Registration No. 333-168997

Form S-8 Registration No. 333-155959

Form S-8 Registration No. 333-155958

Form S-8 Registration No. 333-138191

Form S-8 Registration No. 333-105914

Form S-8 Registration No. 333-97005

Form S-8 Registration No. 333-90954

Form S-8 Registration No. 333-53502

Form S-8 Registration No. 333-38174

Form S-8 Registration No. 333-79921

Form S-8 Registration No. 333-37145

Form S-8 Registration No. 333-32977

Form S-8 Registration No. 033-55629

Form S-8 Registration No. 033-54387

Form S-8 Registration No. 033-52389

Form S-8 Registration No. 033-50688

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration No. 333-139959

UNDER

THE SECURITIES ACT OF 1933

ANN INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3499319
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address of Principal Executive Offices)

(212) 541-3300

(Registrant’s telephone number, including area code)

THE ANN INC. 2003 EQUITY INCENTIVE PLAN, AS AMENDED

ANNTAYLOR STORES CORPORATION ASSOCIATE DISCOUNT STOCK PURCHASE PLAN, AS AMENDED

ANNTAYLOR STORES CORPORATION 2003 EQUITY INCENTIVE PLAN, AS AMENDED

ANNTAYLOR STORES CORPORATION 2003 EQUITY INCENTIVE PLAN

ANNTAYLOR STORES CORPORATION 2002 STOCK OPTION AND RESTRICTED STOCK AND UNIT

AWARD PLAN

ANNTAYLOR STORES CORPORATION 2000 STOCK OPTION AND RESTRICTED STOCK AWARD PLAN

ANNTAYLOR STORES CORPORATION ASSOCIATE DISCOUNT STOCK PURCHASE PLAN

THE ANNTAYLOR STORES CORPORATION RESTRICTED STOCK ISSUED PURSUANT TO WRITTEN EMPLOYMENT AGREEMENTS WITH J. PATRICK SPAINHOUR AND PATRICIA DEROSA

THE ANNTAYLOR, INC. SAVINGS PLAN

THE ANNTAYLOR STORES CORPORATION 1992 STOCK OPTION PLAN AND RESTRICTED STOCK AND UNIT AWARD PLAN

RESTRICTED STOCK ISSUED PURSUANT TO WRITTEN EMPLOYMENT AGREEMENT WITH SALLY FRAME KASAKS

THE ANNTAYLOR STORES CORPORATION 1992 STOCK OPTION PLAN

(Full Titles of the Plans)

Katherine H. Ramundo, Esq.

Executive Vice President, General Counsel and Secretary

ANN INC.

7 Times Square

New York, New York 10036

(Name and address of agent for service)

(212) 541-3300

(Telephone number, including area code, of agent for service)

Copies to:

Joshua R. Cammaker, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by ANN INC. (the “Registrant”):

•	Registration Statement No. 333-190797, filed with the SEC on August 23, 2013, pertaining to the registration of 1,674,432 shares the Registrant’s common stock issuable pursuant to the Registrant’s 2003 Equity Incentive Plan, as amended.

•	Registration Statement No. 333-168998, filed with the SEC on August 23, 2010, pertaining to the registration of 1,500,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s AnnTaylor Stores Corporation Associate Discount Stock Purchase Plan, as amended.

•	Registration Statement No. 333-168997, filed with the SEC on August 23, 2010, pertaining to the registration of 3,000,000 shares of the Registrant’s common stock issuable under the Registrant’s AnnTaylor Stores Corporation 2003 Equity Incentive Plan, as amended.

•	Registration Statement No. 333-155959, filed with the SEC on December 5, 2008, pertaining to the registration of 3,250,000 shares of the Registrant’s common stock issuable under the Registrant’s AnnTaylor Stores Corporation 2003 Equity Incentive Plan, as amended.

•	Registration Statement No. 333-155958, filed with the SEC on December 5, 2008, pertaining to the registration of 650,000 shares of the Registrant’s common stock issuable under the Registrant’s AnnTaylor Stores Corporation Associate Discount Stock Purchase Plan.

•	Registration Statement No. 333-139959, filed with the SEC on January 12, 2007, pertaining to the registration of 50,000 shares of the Registrant’s common stock issuable under the Registrant’s The AnnTaylor, Inc. Savings Plan.

•	Registration Statement No. 333-138191, filed with the SEC on October 25, 2006, pertaining to the registration of 2,200,000 shares of the Registrant’s common stock issuable under the Registrant’s AnnTaylor Stores Corporation 2003 Equity Incentive Plan, as amended.

•	Registration Statement No. 333-105914, filed with the SEC on June 6, 2003, pertaining to the registration of 2,200,000 shares of the Registrant’s common stock issuable under the Registrant’s AnnTaylor Stores Corporation 2003 Equity Incentive Plan.

•	Registration Statement No. 333-97005, filed with the SEC on July 24, 2002, pertaining to the registration of 3,000,000 shares of the Registrant’s common stock issuable under the Registrant’s AnnTaylor Stores Corporation 2002 Stock Option and Restricted Stock and Unit Award Plan.

•	Registration Statement No. 333-90954, filed with the SEC on June 21, 2002, pertaining to the registration of 600,000 shares of the Registrant’s common stock issuable under the Registrant’s AnnTaylor Stores Corporation Associate Discount Stock Purchase Plan.

•	Registration Statement No. 333-53502, filed with the SEC on January 10, 2001, pertaining to the registration of 50,000 shares of the Registrant’s common stock issuable under the Registrant’s The AnnTaylor, Inc. Savings Plan.

•	Registration Statement No. 333-38174, filed with the SEC on May 31, 2000, pertaining to the registration of 1,000,000 shares of the Registrant’s common stock issuable under the Registrant’s AnnTaylor Stores Corporation 2000 Stock Option and Restricted Stock Award Plan.

•	Registration Statement No. 333-79921, filed with the SEC on June 3, 1999, pertaining to the registration of 250,000 shares of the Registrant’s common stock issuable under the Registrant’s AnnTaylor Stores Corporation Associate Discount Stock Purchase Plan.

•	Registration Statement No. 333-37145, filed with the SEC on October 3, 1997, pertaining to the registration of 105,000 shares of the Registrant’s common stock issuable under the Registrant’s The AnnTaylor Stores Corporation Restricted Stock Issued Pursuant to Written Employment Agreements with J. Patrick Spainhour and Patricia Derosa.

•	Registration Statement No. 333-32977, filed with the SEC on August 6, 1997, pertaining to the registration of 1,500,000 shares of the Registrant’s common stock issuable under the Registrant’s The AnnTaylor Stores Corporation 1992 Stock Option Plan and Restricted Stock and Unit Award Plan.

•	Registration Statement No. 033-55629, filed with the SEC on September 27, 1994, pertaining to the registration of 50,000 shares of the Registrant’s common stock issuable under the Registrant’s The AnnTaylor, Inc. Savings Plan.

•	Registration Statement No. 033-54387, filed with the SEC on June 30, 1994, pertaining to the registration of 667,000 shares of the Registrant’s common stock issuable under the Registrant’s The AnnTaylor Stores Corporation 1992 Stock Option Plan and Restricted Stock and Unit Award Plan.

•	Registration Statement No. 033-52389, filed with the SEC on February 24, 1994, pertaining to the registration of 60,000 shares of the Registrant’s common stock issuable under the Registrant’s Restricted Stock Issued Pursuant to Written Employment Agreement with Sally Frame Kasaks.

Registration Statement No. 033-50688, filed with the SEC on August 10, 1992, pertaining to the registration of 1,000,000 shares of the Registrant’s common stock issuable under the Registrant’s Restricted Stock Issued Pursuant to The AnnTaylor Stores Corporation 1992 Stock Option Plan.

On May 17, 2015, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ascena Retail Group, Inc., a Delaware corporation (“Ascena”), and Avian Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Ascena (“Merger Sub”), pursuant to which, on August 21, 2015, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving company and a wholly owned subsidiary of Ascena (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements. Accordingly, pursuant to the undertakings contained in such Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offerings, the Registrant is filing this post-effective amendment to the Registration Statements to deregister, and does hereby remove from registration, all the shares of the Registrant’s common stock registered under such Registration Statements that remain unissued as of the effective date of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mahwah, State of New Jersey, on August 21, 2015.

ANN INC.

By:	/s/ Gene Wexler
Name: Gene Wexler
Title: Senior Vice President

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.